Exhibit 99.1

NEWS RELEASE

NUVASIVE REPORTS THIRD QUARTER 2018 FINANCIAL RESULTS

SAN DIEGO – October 30, 2018 - NuVasive, Inc. (NASDAQ: NUVA), the leader in spine technology innovation, focused on transforming spine surgery with minimally disruptive, procedurally-integrated solutions, today announced financial results for the quarter ended September 30, 2018.

Third Quarter 2018 Highlights

•	Revenue increased 9.8% to $271.3 million, or 10.2% on a constant currency basis;
•	GAAP operating profit margin of 6.6%; Non-GAAP operating profit margin of 15.6%;
•	GAAP diluted earnings per share of $0.30; Non-GAAP diluted earnings per share of $0.56; and
•	Company updates full-year 2018 guidance.

“Our third quarter results reflect accelerated year-over-year revenue growth of nearly 10%, supported by strong performances in both spinal hardware and surgical support business lines with overall U.S. case volumes up more than 7%,” said Gregory T. Lucier, chairman and chief executive officer of NuVasive. “With the sense the overall U.S. spine market is trending healthier, we made strategic investments this quarter on the heels of this momentum in key R&D initiatives, additions to our commercial sales force and infrastructure upgrades to improve set fulfillment—all to support a strong start to 2019 and beyond.”

The Company’s financial results reflect continued improvement of its in-sourcing efforts at the West Carrollton, Ohio manufacturing facility, and the Company reiterated expectations that the facility will drive an additional 130 to 150 basis points in operating margins in 2019.

Lucier commented, “We made solid progress with our in-source manufacturing initiatives by bringing in additional SKUs during the third quarter with throughput ramping to higher volumes. This strategic investment is on track and will become a business advantage, both to drive a competitive cost position and to control the quality required to produce evermore complex implants.”

NuVasive also recently made several key technology introductions and partnership announcements, including the unveiling of the NuVasive PulseTM surgical automation platform, Spine Precision Partnership with Siemens Healthineers and signing of a strategic partnership with Biedermann Technologies to further enhance NuVasive’s best-in-class complex spine deformity technologies. The Company also launched several new products to further reinvigorate its Biologics business line, which continues to recover at a faster-than-expected pace. The Company now anticipates its Biologic business will return to growth in the fourth quarter 2018.

A full reconciliation of GAAP to non-GAAP measures can be found in the tables of this news release.

Third Quarter 2018 Results

NuVasive reported third quarter 2018 total revenue of $271.3 million, a 9.8% increase compared to $247.1 million for the third quarter 2017. On a constant currency basis, third quarter 2018 total revenue increased 10.2% compared to the same period last year.

For the third quarter 2018, GAAP and non-GAAP gross profit was $197.1 million and $197.4 million, respectively, while GAAP and non-GAAP gross margin was 72.7% and 72.8%, respectively. These results compared to GAAP and non-GAAP gross profit of $181.5 million and $181.7 million, respectively, and both GAAP and non-GAAP gross margin of 73.5% for the third quarter 2017. Total GAAP and non-GAAP operating expenses were $179.2 million and $155.1 million, respectively, for the third quarter of 2018. These results compared to GAAP and non-GAAP operating expenses of $151.1 million and $138.4 million, respectively, for the third quarter 2017.

NuVasive reported GAAP net income of $15.9 million, or $0.30 per diluted share, for the third quarter 2018 compared to GAAP net income of $33.5 million, or $0.64 per diluted share, for the third quarter 2017. On a non-GAAP basis, NuVasive reported net income of $29.5 million, or $0.56 per diluted share, for the third quarter 2018 compared to net income of $26.6 million, or $0.51 per diluted share, for the third quarter 2017.

Annual Financial Guidance for 2018

The Company updated its full-year 2018 financial guidance by increasing its revenue guidance by $5 million to reflect a new range of $1,100 million to $1,110 million and reducing its non-GAAP operating margin guidance range to 15.0% - 15.5% as a result of accelerated investments in infrastructure and commercial sales force in anticipation of the overall spine market growth trending up to more historical averages.

2018 Guidance Range [1,2]
		Prior		Current
	(in million's; except %'s and EPS)	GAAP	Non-GAAP	GAAP	Non-GAAP
	Revenue	$1,095 - $1,105	$1,095 - $1,105	$1,105 - $1,110	$1,105 - $1,110
	% Growth - Reported	6.7% - 7.6%	6.7% - 7.6%	7.6% - 8.1%	7.6% - 8.1%
	% Growth - Constant Currency [3]		6.3% - 7.3%		7.4% - 7.9%
	Operating margin	8.0% - 8.1%	16.7%	5.4% - 5.9%	15.0% - 15.5%
	Earnings per share	$0.45 - $0.48	$2.37 - $2.40	$0.22 - $0.31	$2.15 - $2.23
	EBITDA	18.3%	25.9%	16.1% - 16.6%	24.4% - 24.9%
	Tax Rate	~33%	~21%	~18%	~21%

[1]	Prior guidance reflects the range provided July 31, 2018. Current guidance reflects the range provided October 30, 2018.
[2]

Amounts for 2017 have been recasted and presented based on our full retrospective method of adoption of ASC 606.   Commencing with the fourth quarter of 2017, amounts also reflect expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[3]	Constant currency is a measure that adjusts US GAAP revenue for the impact of currency over the same period in the prior year.

•	Full-year 2018 revenue in the range of $1,105 million to $1,110 million reflecting reported growth of 7.6% to 8.1%, and growth in the range of 5.7% to 6.2%, exclusive of the SafePassage acquisition;
•	Non-GAAP diluted earnings per share in a range of $2.15 to $2.23 compared with the prior expectation of $2.37 to $2.40;
•	Non-GAAP operating profit margin in the range of 15.0% to 15.5%, compared with the prior expectation of 16.7%;
•	Adjusted EBITDA margin in the range of 24.4% to 24.9%, compared with the prior expectation of 25.9%;
•	Non-GAAP effective tax expense rate of approximately 21%;
•	The Company expects currency to have a positive impact on revenue in 2018 of approximately $2 million compared with the prior expectation of $3 million; and
•	The Company expects to drive an adjusted EBITDA of approximately $269 million to $276 million, compared with the prior expectation of approximately $283 million to $293 million.

The above guidance assumes a full-year benefit of U.S. tax reform, suspension of the medical device tax and the SafePassage acquisition.

Supplementary Financial Information

For additional financial detail, please visit the Investor Relations section of the Company’s website at www.nuvasive.com to access Supplementary Financial Information.

Reconciliation of Full Year EPS Guidance
		2017 Actuals [1,2]	2018 Guidance Range [1,3]
			Prior [4]	Current [5]
	GAAP net income per share	$1.48	$0.45 - $0.48	$0.22 - $0.31
	Impact of change to diluted share count	0.08	—	—
	GAAP net income per share, adjusted to diluted Non-GAAP share count	$1.56	$0.45 - $0.48	$0.22 - $0.31

	Business transition costs [6]	0.08	0.13	0.15
	Non-cash purchase accounting adjustments on acquisitions [7]	0.01	0.02	0.02
	Non-cash interest expense on convertible notes	0.33	0.32	0.32
	Litigation related expenses and settlements [8]	0.09	0.60	0.63
	Non-recurring consulting fees [9]	—	0.13	0.12
	Net loss on strategic investments	—	0.17	0.07
	Amortization of intangible assets [10]	0.89	0.95	0.95
	Purchase of in-process research and development [11]	—	—	0.17
	Tax effect of adjustments [12]	(1.08)	(0.40)	(0.50)
	Non-GAAP earnings per share	$1.89	$2.37 - $2.40	$2.15 - $2.23

	GAAP Weighted shares outstanding - basic	50,874	51,397	51,396
	GAAP Weighted shares outstanding - diluted	55,193	52,131	52,853
	Non-GAAP Weighted shares outstanding - diluted [13]	52,345	52,131	52,295

[1]	Items may not foot due to rounding.
[2]

Amounts for 2017 have been recasted and presented based on our full retrospective method of adoption of ASC 606.   Commencing with the fourth quarter of 2017, amounts also reflect expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[3]	Prior guidance reflects the range provided July 31, 2018. Current guidance reflects the range provided October 30, 2018.
[4]	Effective tax expense rate of ~33% applied to GAAP earnings and ~21% applied to Non-GAAP earnings.
[5]	Effective tax expense rate of ~18% applied to GAAP earnings and ~21% applied to Non-GAAP earnings.
[6]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[7]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[8]

For 2017, amounts relate primarily to the Medtronic litigation matter.  For 2018, amounts relate primarily to the loss recorded in connection with the settlement of the Madsen Medical, Inc. litigation matter.  Commencing with the fourth quarter of 2017, amounts also reflect expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[9]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[10]	For 2017, amortization excludes the amortization attributable to non-controlling interest. In January 2018, the Company completed the acquisition of the non-controlling interest.
[11]	Purchase of an in-process research and development asset which had no future alternative use.
[12]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~18% on a GAAP basis and ~21% on a non-GAAP basis.

[13]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

Reconciliation of Non-GAAP Operating Margin %

			2018 Guidance Range [2,3]
	(in thousands, except %)	2017 Actuals [1,2]	Prior	Current
	Non-GAAP Gross Margin % [A]	73.9%	72.6%	72.3%
	Non-cash purchase accounting adjustments on acquisitions [4]	(0.1%)	(0.1%)	(0.1%)
	GAAP Gross Margin [B]	73.9%	72.5%	72.2%

	Non-GAAP Sales, Marketing & Administrative Expense [C]	52.5%	50.6%	51.5% - 52.0%
	Non-recurring consulting fees [5]	0.0%	0.6%	0.6%
	GAAP Sales, Marketing & Administrative Expense [D]	52.5%	51.2%	52.1% - 52.6%

	GAAP & Non-GAAP Research & Development Expense [E]	4.9%	5.3%	5.3%

	Purchase of in-process research and development [F] [6]	0.0%	0.0%	0.8%
	Litigation related expenses and settlements [G] [7]	0.5%	2.9%	3.0%
	Amortization of intangible assets [H] [8]	4.7%	4.5%	4.5%
	Business transition costs [I] [9]	0.5%	0.6%	0.6%

	Non-GAAP Operating Margin % [A - C - E]	16.5%	16.7%	15.0% - 15.5%

	GAAP Operating Margin % [B - D - E - F - G - H - I]	10.9%	8.0%	5.4% - 5.9%

[1]

Amounts for 2017 have been recasted and presented based on our full retrospective method of adoption of ASC 606.   Commencing with the fourth quarter of 2017, amounts also reflect expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[2]	Items may not foot due to rounding.
[3]	Prior guidance reflects the range provided July 31, 2018. Current guidance reflects the range provided October 30, 2018.
[4]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[5]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[6]	Purchase of an in-process research and development asset which had no future alternative use.
[7]

For 2017, amounts relate primarily to the Medtronic litigation matter.  For 2018, amounts relate primarily to the loss recorded in connection with the settlement of the Madsen Medical, Inc. litigation matter.  Commencing with the fourth quarter of 2017, amounts also reflect expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[8]	For fiscal year 2017 amortization excludes the amortization attributable to non-controlling interest. In January 2018, the Company completed the acquisition of the non-controlling interest.
[9]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

Reconciliation of EBITDA %

			2018 Guidance Range [2,3]
	(in thousands, except %)	2017 Actuals [1,2]	Prior	Current
	Net Income / (Loss)	7.9%	2.2%	1.0% - 1.4%
	Interest (income) / expense, net	3.7%	3.5%	3.4%
	Provision for income taxes	(0.7%)	1.1%	0.2%
	Depreciation and amortization [4]	11.7%	11.5%	11.5%
	EBITDA	22.6%	18.3%	16.1% - 16.6%
	Non-cash stock based compensation	2.2%	2.6%	2.8%
	Business transition costs [5]	0.4%	0.6%	0.7%
	Non-cash purchase accounting adjustments on acquisitions [6]	0.1%	0.1%	0.1%
	Litigation related expenses and settlements [7]	0.5%	2.9%	3.0%
	Non-recurring consulting fees [8]	0.0%	0.6%	0.6%
	Purchase of in-process research and development [9]	0.0%	0.0%	0.8%
	Net loss on strategic investments	0.0%	0.8%	0.3%
	Adjusted EBITDA	25.7%	25.9%	24.4% - 24.9%

[1]

Amounts for 2017 have been recasted and presented based on our full retrospective method of adoption of ASC 606.   Commencing with the fourth quarter of 2017, amounts also reflect expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[2]	Items may not foot due to rounding.
[3]	Prior guidance reflects the range provided July 31, 2018. Current guidance reflects the range provided October 30, 2018.
[4]	For fiscal year 2017 amortization excludes the amortization attributable to non-controlling interest. In January 2018, the Company completed the acquisition of the non-controlling interest.
[5]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[6]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[7]

For 2017, amounts relate primarily to the Medtronic litigation matter.  For 2018, amounts relate primarily to the loss recorded in connection with the settlement of the Madsen Medical, Inc. litigation matter.  Commencing with the fourth quarter of 2017, amounts also reflect expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[8]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[9]	Purchase of an in-process research and development asset which had no future alternative use.

Reconciliation of Non-GAAP Information

Management uses certain non-GAAP financial measures such as non-GAAP earnings per share, non-GAAP net income, non-GAAP operating expenses and non-GAAP operating profit margin, which exclude amortization of intangible assets, business transition costs, purchased in-process research and development, one-time restructuring and related items in connection with acquisitions, investments and divestitures, non-recurring consulting fees, certain litigation expenses and settlements, gains and losses from strategic investments, and non-cash interest expense (excluding debt issuance cost). Management also uses certain non-GAAP measures which are intended to exclude the impact of foreign exchange currency fluctuations. The measure constant currency utilizes an exchange rate that eliminates fluctuations when calculating financial performance numbers. The Company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital. Additionally, the Company uses an adjusted EBITDA measure which represents earnings before interest, taxes, depreciation and amortization and excludes the impact of stock-based compensation, business transition costs, purchased in-process research and development, one-time restructuring and related items in connection with acquisitions, investments and divestitures, non-recurring consulting fees, certain litigation expenses and settlements, gains and losses on strategic investments, and other significant one-time items.

Management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

During the quarter ended June 30, 2018, the Company began excluding from its non-GAAP financial results certain litigation related expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property. For consistency and comparability, the Company has re-casted non-GAAP financial results for each of the quarters ended December 31, 2017 and March 31, 2018 to exclude these litigation expenses in such periods, which were $0.4 million and $0.6 million, respectively.

	For the Three Months Ended September 30, 2018
	Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO [6]	Net Income to Adjusted EBITDA
	Reported GAAP	$197,141	$17,971	$15,923	$0.30	53,189	$15,923
	% of revenue	72.7%	6.6%
	Non-cash purchase accounting adjustments on acquisitions [1]	270	270	270			270
	Amortization of intangible assets		12,349	12,349
	Litigation related expenses and settlements [2]		1,333	1,333			1,333
	Business transition costs [3]		1,443	1,443			1,443
	Purchase of in-process research and development [4]		8,913	8,913			8,913
	Non-cash interest expense on convertible notes			4,208
	Net gain on strategic investments			(5,137)			(5,137)
	Tax effect of adjustments [5]			(9,798)
	Interest expense/(income), net						8,905
	Income tax benefit						(2,618)
	Depreciation and amortization						32,258
	Non-cash stock based compensation						11,068
	Adjusted Non-GAAP	$197,411	$42,279	$29,504	$0.56	52,539	$72,358
	% of revenue	72.8%	15.6%				26.7%

[1]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[2]	Represents expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.
[3]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[4]	Purchase of an in-process research and development asset which had no future alternative use.
[5]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~18% on a GAAP basis and ~21% on a non-GAAP basis.

[6]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	For the Nine Months Ended September 30, 2018
	Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO [7]	Net Loss to Adjusted EBITDA
	Reported GAAP	$588,357	$28,312	$322	$0.01	52,296	$322
	% of revenue	72.3%	3.5%
	Non-cash purchase accounting adjustments on acquisitions [1]	1,080	1,080	1,080			1,080
	Non-recurring consulting fees [2]		6,084	6,084			6,084
	Amortization of intangible assets		37,402	37,402
	Litigation related expenses and settlements [3]		31,302	31,302			31,302
	Business transition costs [4]		7,694	7,694			7,694
	Purchase of in-process research and development [5]		8,913	8,913			8,913
	Non-cash interest expense on convertible notes			12,460
	Net loss on strategic investments			3,867			3,867
	Tax effect of adjustments [6]			(28,682)
	Interest expense/(income), net						28,078
	Income tax benefit						(7,931)
	Depreciation and amortization						96,409
	Non-cash stock based compensation						22,062
	Adjusted Non-GAAP	$589,437	$120,787	$80,442	$1.54	52,079	$197,880
	% of revenue	72.5%	14.8%				24.3%

[1]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[2]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[3]

Represents the loss recorded in connection with the settlement of the Madsen Medical, Inc. litigation matter, as well as expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[4]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[5]	Purchase of an in-process research and development asset which had no future alternative use.
[6]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~18% on a GAAP basis and ~21% on a non-GAAP basis.

[7]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	For the Three Months Ended September 30, 2017
	Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO [6]	Net Income to Adjusted EBITDA
	Reported GAAP [1]	$181,544	$30,450	$33,528	$0.64	52,794	$33,528
	% of revenue	73.5%	12.3%
	Non-cash purchase accounting adjustments on acquisitions [2]	136	136	136			136
	Amortization of intangible assets [3]		11,630	11,307
	Litigation related expenses and settlements		750	750			750
	Business transition costs [4]		345	345			345
	Non-cash interest expense on convertible notes			3,980
	Tax effect of adjustments [5]			(23,413)
	Interest expense/(income), net						8,819
	Income tax benefit						(11,604)
	Depreciation and amortization [3]						29,858
	Non-cash stock based compensation						(427)
	Adjusted Non-GAAP	$181,680	$43,311	$26,633	$0.51	51,751	$61,405
	% of revenue	73.5%	17.5%				24.9%

[1]	Reported GAAP figures for 2017 have been recasted and presented based on the full retrospective method of adoption of ASC 606.
[2]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[3]

When reconciling from reported GAAP net income, the adjustment for amortization of intangible assets excludes the amortization associated with non-controlling interest. In January 2018, the Company completed the acquisition of the non-controlling interest.

[4]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[5]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~7% benefit on a GAAP basis and ~34% on a non-GAAP basis.

[6]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	For the Nine Months Ended September 30, 2017
	Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO [6]	Net Income to Adjusted EBITDA
	Reported GAAP [1]	$562,327	$82,078	$58,121	$1.03	56,304	$58,121
	% of revenue	74.4%	10.9%
	Non-cash purchase accounting adjustments on acquisitions [2]	136	136	136			136
	Amortization of intangible assets [3]		35,040	34,073
	Litigation related expenses and settlements		750	750			750
	Business transition costs [4]		1,769	1,769			1,769
	Non-cash interest expense on convertible notes			13,244
	Tax effect of adjustments [5]			(38,203)
	Interest expense/(income), net						28,425
	Income tax benefit						(3,543)
	Depreciation and amortization [3]						87,872
	Non-cash stock based compensation						14,984
	Adjusted Non-GAAP	$562,463	$119,773	$69,890	$1.33	52,507	$188,514
	% of revenue	74.5%	15.9%				25.0%

[1]	Reported GAAP figures for 2017 have been recasted and presented based on the full retrospective method of adoption of ASC 606.
[2]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[3]

When reconciling from reported GAAP net income, the adjustment for amortization of intangible assets excludes the amortization associated with non-controlling interest. In January 2018, the Company completed the acquisition of the non-controlling interest.

[4]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[5]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~7% benefit on a GAAP basis and ~34% on a non-GAAP basis.

[6]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

Investor Conference Call

NuVasive will hold a conference call today at 4:30 p.m. ET / 1:30 p.m. PT to discuss the results of its financial performance for the third quarter 2018. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the Investor Relations page of the Company's website at www.nuvasive.com. After the live webcast, the call will remain available on NuVasive’s website through November 27, 2018. In addition, a telephone replay of the call will be available until November 6, 2018. The replay dial-in numbers are 1-844-512-2921 for domestic callers and 1-412-317-6671 for international callers. Please use pin number: 13683334.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is the leader in spine technology innovation, focused on transforming spine surgery and beyond with minimally disruptive, procedurally integrated solutions designed to deliver reproducible and clinically-proven surgical outcomes. The Company’s portfolio includes access instruments, implantable hardware, biologics, software systems for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative monitoring service offerings. With over $1 billion in revenues, NuVasive has an approximate 2,400 person workforce in more than 40 countries serving surgeons, hospitals and patients. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release or made on the investor conference call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward looking statements. In addition, this news release contains selected financial results from the third quarter 2018, as well as projections for 2018 financial guidance and longer-term financial performance goals. The Company’s results for the third quarter 2018 are prior to the completion of review and audit procedures by the Company’s external auditors and are subject to adjustment. In addition, the Company’s projections for 2018 financial guidance and longer-term financial performance goals represent initial estimates, and are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with acceptance of the Company’s surgical products and procedures by spine surgeons, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive’s products (including the iGA™ platform), the Company’s ability to effectually manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties more fully described in the Company’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

NuVasive, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited)	2018	2017	2018	2017
Revenue
Product revenue	$242,030	$227,321	$728,232	$690,100
Service revenue	29,271	19,730	85,155	65,363
Total revenue	271,301	247,051	813,387	755,463
Cost of revenue (excluding below amortization of intangible assets)
Cost of products sold	54,741	50,856	168,134	147,292
Cost of services	19,419	14,651	56,896	45,844
Total cost of revenue	74,160	65,507	225,030	193,136
Gross profit	197,141	181,544	588,357	562,327
Operating expenses:
Sales, marketing and administrative	141,211	125,649	433,635	404,984
Research and development	15,254	12,720	44,601	37,706
Amortization of intangible assets	12,349	11,630	37,402	35,040
Purchase of in-process research and development	8,913	—	8,913	—
Litigation liability loss	—	750	27,800	750
Business transition costs	1,443	345	7,694	1,769
Total operating expenses	179,170	151,094	560,045	480,249
Interest and other expense, net:
Interest income	130	79	380	355
Interest expense	(9,035)	(8,898)	(28,458)	(28,780)
Other income (expense), net	4,239	(139)	(7,843)	(382)
Total interest and other expense, net	(4,666)	(8,958)	(35,921)	(28,807)
Income (loss) before income taxes	13,305	21,492	(7,609)	53,271
Income tax benefit	2,618	11,604	7,931	3,543
Consolidated net income	$15,923	$33,096	$322	$56,814
Add back net loss attributable to non-controlling interest	$—	$(432)	$—	$(1,307)
Net income attributable to NuVasive, Inc.	$15,923	$33,528	$322	$58,121

Net income per share attributable to NuVasive, Inc.:
Basic	$0.31	$0.66	$0.01	$1.14
Diluted	$0.30	$0.64	$0.01	$1.03
Weighted average shares outstanding:
Basic	51,439	50,747	51,341	50,799
Diluted	53,189	52,794	52,296	56,304

NuVasive, Inc.
Consolidated Balance Sheets
(in thousands, except par values and share amounts)

	September 30, 2018	December 31, 2017
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$75,112	$72,803
Restricted cash and investments	—	3,901
Accounts receivable, net of allowances of $16,883 and $13,026, respectively	191,571	200,220
Inventory, net	271,347	247,138
Prepaid income taxes	18,215	17,209
Prepaid expenses and other current assets	23,408	18,792
Total current assets	579,653	560,063
Property and equipment, net	237,491	215,326
Intangible assets, net	262,945	280,774
Goodwill	560,401	536,926
Deferred tax assets	4,939	6,440
Restricted cash and investments	2,394	1,494
Other assets	27,577	39,117
Total assets	$1,675,400	$1,640,140
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$100,912	$75,767
Contingent consideration liabilities	2,207	18,952
Accrued payroll and related expenses	47,798	55,618
Litigation liabilities	8,316	8,150
Short-term borrowings	5,000	—
Income tax liabilities	4,002	2,908
Total current liabilities	168,235	161,395
Long-term senior convertible notes	597,518	582,920
Deferred and income tax liabilities, non-current	6,200	18,870
Other long-term liabilities	99,826	77,539
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 120,000,000 shares authorized at September 30, 2018 and December 31, 2017, 56,566,654 and 56,164,060 issued and outstanding at September 30, 2018 and December 31, 2017, respectively	61	60
Additional paid-in capital	1,380,519	1,363,549
Accumulated other comprehensive loss	(10,194)	(6,933)
Retained earnings	5,084	4,762
Treasury stock at cost; 5,114,438 shares and 5,001,886 shares at September 30, 2018 and December 31, 2017, respectively	(571,849)	(565,867)
Total NuVasive, Inc. stockholders’ equity	803,621	795,571
Non-controlling interest	—	3,845
Total equity	803,621	799,416
Total liabilities and equity	$1,675,400	$1,640,140

NuVasive, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
(unaudited)	2018	2017
Operating activities:
Consolidated net income	$322	$56,814
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	96,409	88,922
Purchase of in-process research and development	8,913	—
Amortization of non-cash interest	14,986	15,676
Stock-based compensation	22,062	14,984
Reserves on current assets	11,116	1,745
Net loss on strategic investments	3,867	—
Other non-cash adjustments	16,560	11,029
Deferred income taxes	(9,938)	(4,277)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	8,622	(12,448)
Inventory	(33,491)	(36,661)
Contingent consideration liabilities	(300)	(11,200)
Prepaid expenses and other current assets	(1,047)	169
Accounts payable and accrued liabilities	21,700	(5,974)
Accrued payroll and related expenses	(9,566)	245
Litigation liability	166	1,000
Income taxes	108	(1,195)
Net cash provided by operating activities	150,489	118,829
Investing activities:
Acquisitions and investments	(52,555)	(62,371)
Purchases of intangible assets	(7,682)	(2,270)
Purchases of property and equipment	(78,405)	(97,030)
Net cash used in investing activities	(138,642)	(161,671)
Financing activities:
Proceeds from the issuance of common stock	5,563	5,517
Purchase of treasury stock	(2,817)	(11,709)
Payment of contingent consideration	(18,700)	(18,800)
Repurchases of convertible notes	—	(63,317)
Proceeds from revolving line of credit	82,000	60,000
Repayments on revolving line of credit	(77,000)	(20,000)
Other financing activities	(236)	(2,316)
Net cash used in financing activities	(11,190)	(50,625)
Effect of exchange rate changes on cash	(1,349)	1,967
Decrease in cash, cash equivalents, restricted cash and investments	(692)	(91,500)
Cash, cash equivalents, restricted cash and investments at beginning of period	78,198	161,048
Cash, cash equivalents, restricted cash and investments at end of period	$77,506	$69,548

Investor & Media Contact:
Suzanne Hatcher
NuVasive, Inc.
858-458-2240
investorrelations@nuvasive.com